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             EXHIBIT 15 LETTER RE: UNAUDITED FINANCIAL INFORMATION



Board of Directors and Shareholders
Park-Ohio Industries, Inc.


We are aware of the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. And Its Subsidiaries for the registration of 1,500,000 shares of its common stock of our reports dated April 19, 1995, July 24, 1995 and October 19, 1995, relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc., that are included in its Forms 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                 /s/ Ernst & Young LLP


February 14, 1996


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